UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia, 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2008, CompuCredit Corporation (the “Company”) entered into a Letter Agreement with Krishnakumar Srinivasan, the Company’s President (Credit Cards). The Letter Agreement amends Mr. Srinivasan’s Employment Agreement, dated January 3, 2007, by substituting a stock option award for the 2008 target bonus award provided in the Employment Agreement. Under the Letter Agreement, the Company awarded to Mr. Srinivasan a nonqualified stock option to purchase 200,000 shares of common stock under the Company’s 2003 Stock Option Plan. The stock option has an exercise price of $8.66 and becomes exercisable on January 1, 2010 or earlier upon the termination of Mr. Srinivasan’s employment for any reason other than by the Company for Cause or by Mr. Srinivasan for Good Reason (as those terms are defined in the Employment Agreement). The stock option will terminate on April 9, 2013 or earlier upon the following events: (i) immediately upon a violation by Mr. Srinivasan of any non-compete agreement or (ii) immediately upon termination of Mr. Srinivasan’s employment by the Company for Cause.

The foregoing description of the Letter Agreement and stock option award are qualified in their entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1, and the Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 9, 2007, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter Agreement, dated April 9, 2008, between CompuCredit Corporation and Krishnakumar Srinivasan

Exhibit 10.2	Employment Agreement, dated January 3, 2007, between CompuCredit Corporation and Krishnakumar Srinivasan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on January 9, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: April 15, 2008	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

April 15, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Letter Agreement, dated April 9, 2008, between CompuCredit Corporation and Krishnakumar Srinivasan	X

10.2	Employment Agreement, dated January 3, 2007, between CompuCredit Corporation and Krishnakumar Srinivasan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on January 9, 2007)		X